SUB-ITEM 77I

MFS Absolute Return Fund and MFS Global Bond Fund, each a series of MFS Series Trust X (the "Trust"), established a new class of shares, Class R5 Shares, effective September 14, 2012, as described in each fund's prospectus contained in Post-Effective Amendment No. 87 to the Registration Statement of the Trust (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2012, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.